Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (October 31, 2012) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank (the “Bank”), today reported results for the three and nine month periods ended September 30, 2012. For the three month period ended September 30, 2012, the Company’s net income available to common shareholders was $819,000, or $0.11 per share, basic and diluted, compared to net income available to common shareholders of $1.4 million, or $0.18 per share basic and diluted, for the three month period ended September 30, 2011. For the nine month period ended September 30, 2012, the Company’s net income available to common shareholders was $2.2 million, or $0.29 per share, basic and diluted, compared to a net loss attributable to common shareholders of $180,000, or ($0.02) per share basic and diluted, for the nine month period ended September 30, 2011.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company has reduced the amount of Federal Home Loan Bank borrowings by approximately $20.0 million during the quarter. The reduction in FHLB borrowings, which include prepayment fees of approximately $480,000, reduces our balances outstanding related to wholesale funding. The prepayment penalties were offset by gains on the sales of securities, many of which were experiencing increasing high levels of cash flow and lower net yields due to national mortgage refinancing activity. We remain focused on reducing our cost of funds with approximately $96.8 million in time deposits maturing in the fourth quarter of 2012 with a weighted average cost of approximately 2.00%.”

Mr. Peck concluded, “The Company experienced an $11.8 million reduction in classified loans during the quarter due. In addition, we have contracts to sell $2.7 million in non-performing loans scheduled to close during the fourth quarter of 2012 at or near their current book value. The Company continues to market other non-performing assets in an attempt to further reduce our level of classified assets. The Company continues to find success working with borrowers in an effort to address credit quality issues.”

Financial Highlights

•

The Company and Bank’s capital ratios continue to strengthen. At September 30, 2012, the Company’s tangible book value was $13.88 and our tangible common equity ratio is 10.65%. The Bank’s tier 1 leverage and total risk based capital ratios at September 30, 2012, are 10.91% and 19.7240700%, respectively. The Company’s tier 1 leverage and total risk based capital ratios are 12.33% and 22.34%, respectively.

•

At September 30, 2012, the Company’s and Bank’s net classified asset to risk based capital ratios were 68.78% and 60.37%, respectively. At June 30, 2012, these ratios were 86.50% for the Bank and 76.1% for the Company.

•

At September 30, 2012, the Company’s allowance for loan loss totaled $10.5 million, or 1.90% of total loans and 87.23% of non-accrual loans. In the nine month period ended September 30, 2012, the Company’s net charge offs totaled $2.5 million, or an annualized rate of 0.61% of average loans.

•

For the three month period ended September 30, 2012, the Company’s net interest margin was 2.67%, as compared to 3.00% for the three month period ended September 30, 2011, and 2.87% for the three month period ended June 30, 2012. For the three month period ended September 30, 2012, the Company’s net interest margin was reduced 0.21% by our decision to liquidate FHLB borrowings and incur $480,000 in prepayment penalties.

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HFBC Reports Third Quarter Results

October 31, 2012

Asset Quality

At September 30, 2012, the Company’s level of non-accrual loans totaled $12.6 million, as compared to $6.1 million at December 31, 2011. At September 30, 2012, non-accrual loans total 2.20% of total loans. The Company has contracted to sell certain non-accrual assets classified as substandard at their current book balance. The sale includes $2.0 million in commercial real estate and $760,000 of land development. We anticipate the sale closing in mid-November 2012. We continue to market one additional commercial real estate property, with a book value of $900,000, through a nationally recognized broker dealer. All three loans are purchased participation loans outside of our current market area.

A summary of non-accrual loans at September 30, 2012, and December 31, 2011, is as follows:

	9/30/2012	12/31/2011
	(Dollars in Thousands)

One-to-four family first mortgages	2,795	2,074
Home equity lines of credit	24	134
Junior liens	—	101
Multi-family	190	—
Construction	—	—
Land	4,039	1,330
Non-residential real estate	3,271	2,231
Farmland	49	—
Consumer loans	59	9
Commercial loans	2,160	254

Total non-accrual loans	12,587	6,133

Non-accrual loans to total loans	2.29%	1.08%

A summary of the level of classified loans at September 30, 2012, is as follows:

September 30, 2012		Special	Impaired Loans			Specific Reserve for	Reserve for Performing
	Pass	Mention	Substandard	Doubful	Total	Impairment	Loans
			(Dollars in Thousands)
One-to-four family mortgages	156,358	1,940	7,025	116	165,439	509	1,840
Home equity line of credit	35,509	1,202	1,251	—	37,962	14	320
Junior liens	4,728	73	581	—	5,382	104	54
Multi-family	19,297	6,192	6,754	—	32,243	356	357
Construction	11,606	—	4,088	—	15,694	294	113
Land	17,688	9,069	21,340	—	48,097	888	1,066
Non-residential real estate	142,396	3,809	28,366	—	174,571	1,228	2,445
Consumer loans	13,645	12	504	—	14,161	102	160
Commercial loans	49,866	837	8,523	—	59,226	86	554

Total	451,093	23,134	78,432	116	552,775	3,581	6,909

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HFBC Reports Third Quarter Results

October 31, 2012

At September 30, 2012, non-accrual loans plus other real estate owned totaled $13.3 million, or 1.33% of total assets, as compared to $8.4 million, or 0.81% of total assets, at December 31, 2011. The Company’s level of other real estate owned has declined from $2.3 million at December 31, 2011, to $681,000 at September 30, 2012.

A summary of the activity in other real estate owned for the nine month period ended September 30, 2012, is as follows:

		Activity During 2012
	Balance 12/31/2011	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sales	Balance 9/30/2012
		(Dollars in Thousands)

One-to-four family mortgages	480	658	(855)	(107)	(29)	147
Multi-family	905	—	(875)	—	(30)	—
Construction	465	—	(235)	—	(14)	216
Land	248	383	(269)	(68)	(19)	275
Non-residential real estate	160	63	(160)	(20)	—	43
Consumer assets	9	—	(9)	—	—	—

Total	2,267	1,104	(2,403)	(195)	(92)	681

At September 30, 2012, the Company’s level of loans classified as substandard and doubtful were $78.4 million and $116,000, respectively, as compared to $47.5 million and $1.7 million, respectively, at December 31, 2011. The Company’s specific reserve for impaired loans was $3.6 million at September 30, 2012, and $4.1 million at December 31, 2011, respectively.

At September 30, 2012, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $9.3 million, as compared to $6.2 million at December 31, 2011. A summary of the activity in loans classified as performing TDRs for the nine month period ended September 30, 2012, is as follows:

	Balance at December 31, 2011	New TDR	Loss or Foreclosure	Removed due to performance	Balance at September 30, 2012
			(Dollars in Thousands)
One-to-four family mortgages	1,111	146	—	705	552
Home equity line of credit	—	244	—	40	204
Junior Lien	757	—	—	757	—
Multi-family	—	239	—	3	236
Construction	—	3,145	—	—	3,145
Land	941	4,850	233	757	4,801
Farmland	—	956	—	956	—
Non-residential real estate	3,366	—	453	2,913	—
Consumer loans	32	75	2	97	8
Commercial loans	20	931	10	570	371

Total performing TDR	6,227	10,586	698	6,798	9,317

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HFBC Reports Third Quarter Results

October 31, 2012

A summary of TDRs and non-performing TDRs at September 30, 2012, and December 31, 2011, is stated below:

	September 30, 2012	December 31, 2011
	(Dollars in Thousands)
One-to-four family mortgages	$2,001	2,521
Home equity line of credit	204	—
Junior lien	—	857
Multi-family	236	—
Construction	3,145	—
Land	4,801	941
Non-residential real estate	2,490	3,367
Farmland	956	—
Consumer loans	8	33
Commercial loans	371	125

Total TDR	$14,212	7,844

Less:
TDR in non-accrual status
One-to-four family mortgages	(1,449)	(1,410)
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	—	—
Non-residential real estate	(2,490)	(1)
Farmland	(956)	—
Consumer loans	—	(1)
Commercial loans	—	(105)

Total performing TDR	$9,317	$6,227

Net Interest Income

For the three month period ended September 30, 2012, the Company’s net interest income was $5.9 million, compared to $6.9 million for the three month period ended September 30, 2011, and $6.7 million for the three month period ended June 30, 2012. For the three and nine month periods ended September 30, 2012, net interest income was reduced by $480,000 as a result of FHLB prepayment penalties.

For the nine month period ended September 30, 2012, the Company’s net interest income was $19.4 million, as compared to $20.7 million for the nine month period ended September 30, 2011. For the nine month period ended September 30, 2012, the Company’s net interest margin was 2.84%, as compared to 3.01% for the nine month period ended September 30, 2011. For the nine month period ended September 30, 2012, FHLB prepayment penalties reduced the Company’s net interest margin 0.07%.

The decline in the Company’s net interest income and net interest margin for the three and nine month periods ended September 30, 2012, is largely the result of declining average loan balances and an increasingly high level of cash flow from our investment portfolio, resulting in an increase in premium amortizations and the reinvestment of funds at less attractive yields. Given the poor climate for reinvesting excess funds, management anticipates that our current pricing strategy may result in further reductions in time deposits. Management will fund the reduction in assets by selling investment securities.

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HFBC Reports Third Quarter Results

October 31, 2012

Non-interest Income

Non-interest income for the three month period ended September 30, 2012, was $2.9 million, as compared to $3.3 million for the three month periods ended September 30, 2011, and $2.6 million for the three month period ended June 30, 2012, respectively. Non-interest income for the nine month periods ended September 30, 2012, and September 30, 2011, was $7.5 million and $7.8 million, respectively.

The decrease in non-interest income for the three month period ended September 30, 2012, as compared to the three month period ended September 30, 2011, was primarily the result of a lower level of gains on the sale of securities. The Company recognized net gains on the sale of securities of $944,000 and $1,247,000 for the three month periods ended September 30, 2012, and September 30, 2011, respectively.

For the nine month period ended September 30, 2012, the Company’s non-interest income declined $311,000 as compared to the nine month period ended September 30, 2011. For the nine month period ended September 30, 2012, gains on the sale of securities were $1.6 million, as compared to $2.3 million for the nine month period ended September 30, 2011. For the nine month periods ended September 30, 2012, and September 30, 2011, revenue related to the origination of fixed rate mortgage loans was $755,000 and $425,000, respectively.

Non-interest Expense

Non-interest expenses were $7.1 million for the three month periods ended September 30, 2012, and September 30, 2011, respectively as compared to $7.4 million for the three month period ended June 30, 2012. For the nine months ended September 30, 2012, and September 30, 2011, non-interest expenses were $21.6 million and $22.0 million, respectively. On a linked quarter basis, non-interest expenses declined $378,000 due to slightly lower levels of compensation and professional services expenses. The increase in other operating expenses is the result of expenses related to the Company’s annual meeting and reporting requirements as well as increases in training expenses. No other operating expense item increased by more than $100,000 from June 30, 2012, to September 30, 2012.

The decrease in non-interest expense during the nine month period ended September 30, 2012, as compared to September 30, 2011, is largely the result of a reduced level of losses on the sale of other real estate owned. Losses on the sale of other real estate owned were $1.6 million during the nine month period ended September 30, 2011, and $287,000 for the same period in 2012. For the nine month period ended September 30, 2012, non-interest expenses experiencing notable changes as compared to the nine month period ended September 31, 2011, were:

	Change in expense	Percentage change from prior period

Salaries and benefits	528,000	5.48%
Professional services	334,000	33.87%
Deposit insurance and examination	(332,000)	-20.70%
Other operating expenses	711,000	123.65%
Loss on sale of other assets owned	(1,355,000)	-82.52%

The Company’s salaries and benefits expense, other operating expenses and professional services expenses have increased due to increased regulatory and compliance requirements. The reduction in losses on sale of other real estate owned is the result of lower balances in that asset class. The reduction in the Company’s deposit insurance and examination expense is largely the result of a reduced level of brokered and time deposits.

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HFBC Reports Third Quarter Results

October 31, 2012

Balance Sheet

Total assets were $996.7 million at September 30, 2012, a decrease of $44.1 million as compared to December 31, 2011. The decline in the size of the balance sheet is largely the result of a $45.5 million reduction in time deposit balances and $19.1 million decline in FHLB borrowings. The reduction in time deposits included an $8.2 million decline in brokered deposits.

The Company funded the decline in the balance sheet largely by reducing the size of its investment portfolio by $34.9 million.

For the nine month period ended September 30, 2012, gross loans declined by approximately $17.6 million, to $550.0 million as compared to $567.6 million at December 31, 2011. For the three month period ended September 30, 2012, gross loans decreased $884,000. The Company is experiencing modest loan demand in its highly competitive market.

The Company recently completed its first examination under the Office of the Comptroller of the Currency (“OCC”). As a result of the examination, the OCC has terminated the Bank’s Memorandum of Understanding agreement. The termination of the memorandum may result in lower operating cost and increased business opportunities in the future. The Company remains fully compliant with a Memorandum of Understanding with the Federal Reserve Bank that limits our ability to borrow money and make capital distributions. The termination of the Company’s Memorandum will provide management the opportunity to re-evaluate its capital requirements, including the possibility of making a request to the United States Treasury Department to repurchase all outstanding preferred shares sold under the Treasury’s Capital Purchase Plan in 2008. In repurchasing all outstanding preferred shares, the Company would save $920,000 in preferred dividends, or $0.12 per share, basic and diluted.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Bank has two additional operating divisions including Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	September 30, 2012	December 31, 2011
	(Unaudited )
Assets
Cash and due from banks	$40,700	44,389
Interest-earning deposits in Federal Home Loan Bank	17,003	4,371

Cash and cash equivalents	57,703	48,760
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	348,877	383,782
Loans held for sale	2,763	—
Loans receivable, net of allowance for loan losses of $10,490 at September 30, 2012, and $11,262 at December 31, 2011	539,503	556,360
Accrued interest receivable	5,333	6,183
Real estate and other assets owned	681	2,267
Bank owned life insurance	9,373	9,135
Premises and equipment, net	22,750	23,431
Deferred tax assets	—	1,132
Intangible asset	341	519
Other assets	4,981	4,823

Total assets	$996,733	1,040,820

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$88,451	79,550
Interest-bearing accounts
NOW accounts	131,952	130,114
Savings and money market accounts	74,314	70,443
Other time deposits	474,539	519,988

Total deposits	769,256	800,095

Advances from Federal Home Loan Bank	44,222	63,319
Repurchase agreements	42,799	43,080
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	639	153
Deferred tax liability	628	—
Dividends payable	179	176
Accrued expenses and other liabilities	5,439	5,204

Total liabilities	873,472	922,337

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at September 30, 2012, and December 31, 2011	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,905,728 issued and 7,502,812 outstanding at September 30, 2012, and 7,895,336 issued and 7,492,420 outstanding at December 31, 2011	79	79
Common stock warrants (253,666 issued and outstanding)	556	556
Additional paid-in-capital	76,127	75,967
Retained earnings-substantially restricted	41,330	39,591
Treasury stock (at cost, 402,916 shares at September 30, 2012, and December 31, 2011)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	10,245	7,366

Total stockholders’ equity	123,261	118,483

Total liabilities and stockholders’ equity	$996,733	1,040,820

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,
	2012	2011	2012	2011

Interest and dividend income:
Loans receivable	7,403	8,332	22,617	25,254
Investment in securities, taxable	2,014	2,581	6,823	8,003
Nontaxable securities available for sale	573	532	1,695	1,733
Interest-earning deposits	6	5	20	13

Total interest and dividend income	9,996	11,450	31,155	35,003

Interest expense:
Deposits	2,640	3,543	8,279	11,179
Advances from Federal Home Loan Bank	1,017	625	2,155	1,946
Repurchase agreements	236	238	721	668
Subordinated debentures	185	186	553	551

Total interest expense	4,078	4,592	11,708	14,344

Net interest income	5,918	6,858	19,447	20,659
Provision for loan losses	506	475	1,775	5,445

Net interest income after provision for loan losses	5,412	6,383	17,672	15,214

Non-interest income:
Service charges	963	1,020	2,874	2,828
Merchant card income	212	194	620	571
Mortgage origination revenue	289	295	755	425
Gain on sale of securities	944	1,247	1,618	2,297
Other than temporarily impairment on available for sale securities	—	—	—	(14)
Income from bank owned life insurance	80	84	238	249
Financial services commission	280	272	778	691
Other operating income	129	169	570	717

Total non-interest income	2,897	3,281	7,453	7,764

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,
	2012	2011	2012	2011

Non-interest expenses:
Salaries and benefits	3,447	3,309	10,515	9,987
Occupancy expense	875	867	2,614	2,452
Data processing expense	610	653	1,863	2,056
State deposit tax	161	151	485	476
Intangible amortization expense	48	65	178	227
Professional services expense	435	293	1,320	986
Deposit insurance and examination expense	419	445	1,272	1,604
Advertising expense	324	324	952	931
Postage and communications expense	146	140	444	421
Supplies expense	64	96	280	294
Loss on disposal of equipment	5	5	13	145
Loss on sale of real estate owned	68	570	287	1,642
Real estate owned expenses	19	16	90	216
Other operating expenses	440	193	1,286	575

Total non-interest expense	7,061	7,127	21,599	22,012

Income before income tax expense	1,248	2,537	3,526	966
Income tax expense	173	909	562	375

Net income	1,075	1,628	2,964	591

Less:
Dividend on preferred shares	229	232	689	688
Accretion dividend on preferred shares	27	28	83	83

Net income available to common shareholders	$819	$1,368	$2,192	($180)

Net income available to common shareholders

Per share, basic	$0.11	$0.18	$0.29	($0.02)

Per share, diluted	$0.11	$0.18	$0.29	($0.02)

Dividend per share	$0.02	$0.02	$0.06	$0.18

Weighted average shares outstanding - basic	7,487,283	7,481,448	7,485,571	7,456,750

Weighted average shares outstanding - diluted	7,487,283	7,481,448	7,485,571	7,456,750

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	9/30/2012	6/30/2012	Change from Prior Quarter

Interest and dividend income:
Loans receivable	7,403	7,413	(10)
Investment in securities, taxable	2,014	2,434	(420)
Nontaxable securities available for sale	573	547	26
Interest-earning deposits	6	6	—

Total interest and dividend income	9,996	10,400	(404)

Interest expense:
Deposits	2,640	2,755	(115)
Advances from Federal Home Loan Bank	1,017	565	452
Repurchase agreements	236	237	(1)
Subordinated debentures	185	181	4

Total interest expense	4,078	3,738	340

Net interest income	5,918	6,662	(744)

Provision for loan losses	506	400	106

Net interest income after provision for loan losses	5,412	6,262	(850)

Non-interest income:
Service charges	963	973	(10)
Merchant card income	212	212	0
Mortgage orgination revenue	289	263	26
Gain on sale of securities	944	630	314
Income from bank owned life insurance	80	79	1
Financial services commission	280	271	9
Other operating income	129	211	(82)

Total non-interest income	2,897	2,639	258

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	9/30/2012	6/30/2012	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$3,447	3,561	(114)
Occupancy expense	875	884	(9)
Data processing expense	610	627	(17)
State deposit tax	161	162	(1)
Intangible amortization expense	48	65	(17)
Professional services expense	435	498	(63)
Deposit insurance and examination expense	419	434	(15)
Advertising expense	324	324	—
Postage and communications expense	146	157	(11)
Supplies expense	64	105	(41)
Loss on disposal of equipment	5	2	3
Loss on sale of real estate owned	68	72	(4)
Real estate owned expenses	19	25	(6)
Other operating expenses	440	523	(83)

Total non-interest expense	7,061	7,439	(378)

Income before income tax expense	1,248	1,462	(214)
Income tax expense	173	300	(127)

Net income	1,075	1,162	(87)

Less:

Dividend on preferred shares	229	231	(2)
Accretion dividend on preferred shares	27	28	(1)

Net income (loss) available (attributable) to common stockholders	$819	903	(84)

Net income (loss) available (attributable) to common stockholders

Per share, basic	$0.11	$0.12	(0.01)

Per share, diluted	$0.11	$0.12	(0.01)

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,487,283	7,485,283

Weighted average shares outstanding - diluted	7,487,283	7,485,283

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2012, and September 30, 2011, by $798,000 and $810,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.00% for the nine month period ended September 30, 2012, and 2.20% for the nine month period ended September 30, 2011. The table adjusts tax-free loan income by $7,000 for the nine month period ended September 30, 2012, and $27,000 for the nine month period ended September 30, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2012	Income and Expense 9/30/2012	Average Rates 9/30/2012	Average Balance 9/30/2011	Income and Expense 9/30/2011	Average Rates 9/30/2011
	(Dollars in Thousands, Except Percentages)

Loans	$545,464	$22,624	5.53%	$579,888	$25,281	5.81%
Investments AFS taxable	322,091	6,823	2.82%	305,778	8,016	3.50%
Investment AFS tax free	67,714	2,493	4.91%	66,877	2,543	5.07%
Fed Funds	14,918	20	0.18%	—	—	—

Total interest earning assets	950,187	31,960	4.48%	952,543	35,840	5.02%

Other assets	87,878			121,080

Total assets	$1,038,065			$1,073,623

Retail time deposits	$444,553	6,538	1.96%	$470,894	8,608	2.44%
Brokered deposits	52,558	754	1.91%	84,139	1,222	1.94%
Now accounts	145,015	888	0.82%	137,961	1,256	1.21%
MMDA and savings accounts	73,983	99	0.18%	67,369	93	0.18%
FHLB borrowings	61,336	2,155	4.68%	72,557	1,946	3.58%
Repurchase agreements	40,968	721	2.35%	39,676	668	2.24%
Subordinated debentures	10,310	553	7.15%	10,310	551	7.13%

Total interest bearing liabilities	828,723	11,708	1.88%	882,906	14,344	2.17%

Non-interest bearing deposits	82,800			72,216
Other liabilities	5,717			4,905

Shareholders equity	120,825			113,596

Total liabilities and shareholder equity	$1,038,065			$1,073,623

Net interest income		$20,252			$21,496

Interest rate spread			2.60%			2.85%

Net interest margin		2.84%			3.01%

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Third Quarter Results

October 31, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2012, and September 30, 2011, by $273,000 and $250,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.00% for the three month period ended September 30, 2012, and 2.00% for the three month period ended September 30, 2011. The table adjusts tax-free loan income by $2,000 for the three month period ended September 30, 2012 and $7,000 for the three month period ended September 30, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2012	Income & Expense 9/30/2012	Average Rates 9/30/2012	Average Balance 9/30/2011	Income & Expense 9/30/2011	Average Rates 9/30/2011
	(Dollars in Thousands, Except Percentages)

Loans	$540,811	$7,405	5.48%	$568,600	$8,339	5.87%
Investments AFS taxable	308,578	2,014	2.61%	316,104	2,586	3.27%
Investment AFS tax free	69,420	846	4.87%	64,712	782	4.83%
Fed Funds	10,555	6	—	—	—	—

Total interest earning assets	929,364	10,271	4.42%	949,416	11,707	4.93%

Other assets	87,537			118,896

Total assets	$1,016,901			$1,068,312

Retail time deposits	$430,568	2,064	1.92%	$475,287	2,773	2.33%
Brokered deposits	49,181	258	2.10%	76,557	374	1.95%
Now accounts	140,424	285	0.81%	133,022	358	1.08%
MMDA and savings accounts	75,031	33	0.18%	68,913	38	0.22%
FHLB borrowings	58,962	1,017	6.90%	70,575	625	3.54%
Repurchase agreements	39,093	236	2.41%	39,323	238	2.42%
Subordinated debentures	10,310	185	7.18%	10,310	186	7.22%

Total interest bearing liabilities	803,569	4,078	2.03%	873,987	4,592	2.10%

Non-interest bearing deposits	84,079			74,077
Other liabilities	6,284			4,983

Stockholders’ equity	122,969			115,265

Total liabilities and stockholders’ equity	$1,016,901			$1,068,312

Net interest income		$6,193			$7,115

Interest rate spread			2.39%			2.83%

Net interest margin		2.67%			3.00%

-END-